EXHIBIT 3.2
- -----------


                                    BYLAWS
                                    ------

                                      OF
                                      --

                        HUDSON CHARTERED BANCORP, INC.
                        ------------------------------


         These Bylaws are supplemental to the New York Business Corporation Law and other applicable provisions of law, as the same shall from time to time be in effect.

ARTICLE I.  MEETINGS OF SHAREHOLDERS.
- ----------  -------------------------

         Section 101.  Place of Meetings.  All meetings of the shareholders
         ------------  ------------------
shall be held at such place or places, within or without the State of New York, as shall be determined by the Board of Directors from time to time.

         Section 102.  Annual Meetings.  The annual meeting of the shareholders
         ------------  ----------------
for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held at such date or hour as may be fixed by the Board of Directors. Any business which is a proper subject for shareholder action may be transacted at the annual meeting, irrespective of whether the notice of said meeting contains any reference thereto, except as otherwise provided by applicable law.

         Section 103.  Special Meetings.  Special meetings of the shareholders
         ------------  -----------------
may be called at any time by the Chairman, the Chief Executive Officer, the President or by the majority vote of the entire Board of Directors.

         Section 104.  Conduct of Shareholders' Meetings.  The Chairman shall
         ------------  ----------------------------------
preside at all shareholders' meetings. In the absence of the Chairman, the Vice Chairman shall preside or, in his/her absence, the President or any Officer designated by the Board of Directors shall preside. The Officer presiding over the shareholders' meeting may establish such rules and regulations for the conduct of the meeting as he/she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting. Unless the Officer presiding over the Shareholders' meeting otherwise requires, shareholders need not vote by ballot on any question.

ARTICLE II.  DIRECTORS AND BOARD MEETINGS.
- -----------  -----------------------------

         Section 201.  Management by Board of Directors.  The business and
         ------------  ---------------------------------
affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, regulation, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.

         Section 202.  Nomination for Directors.  Nominations for Directors to
         ------------  -------------------------
be elected at an annual meeting of shareholders, except those made by Directors of the Corporation, must be submitted to the Secretary of the Corporation in writing not later than the close of business on the twentieth (20th) day immediately preceding the date of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the Presiding Officer of the meeting, and upon his/her instruction, the vote tellers may disregard all votes cast for each such nominee. In the event the same person is nominated by more than one shareholder, the nomination shall be honored, and all shares of capital stock of the Corporation shall be counted if at least one nomination for that person complies herewith.

         Section 203.  Directors Must Be Shareholders.  Every Director must be a
         ------------  -------------------------------
shareholder of the Corporation and shall own in his/her own right the number of shares (if any) required by law in order to qualify as such Director. Any Director shall forthwith cease to be a Director when he/she no longer holds such shares, which fact shall be reported to the Board of Directors by the Secretary, whereupon the Board of Directors shall declare the seat of such Director vacated.

         Section 204.  Eligibility and Mandatory Retirement.  No person shall be
         ------------  -------------------------------------
eligible to be newly elected or appointed as a Director if he/she shall have attained the age of seventy (70) years on or prior to the date of his/her election. Any Director of this Corporation who attains the age of seventy (70) years shall cease to be a Director (without any action on his/her part) at the close of business on the day prior to the date of the next shareholders' meeting at which Directors are to be elected regardless of whether or not his/her term as a Director would otherwise expire at such shareholders' meeting.

         Section 205.  Number of Directors.  The Board of Directors shall
         ------------  --------------------
consist of not less than five (5) nor more than twenty-five (25) shareholders of the Corporation, as fixed by the Board of Directors.

         Section 206.  Classification of Directors.  The Directors shall be
         ------------  ----------------------------
divided into three (3) classes, as nearly equal in number as possible, known as Class 1, Class 2 and Class 3. The initial Directors of Class 1 shall serve until the third (3rd) annual meeting of shareholders. At the third (3rd) annual meeting of shareholders, the Directors of Class 1 shall be elected for a term of three (3) years and, after expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. The initial Directors of Class 2 shall serve until the second (2nd) annual meeting of shareholders. At the second
(2nd) annual meeting of shareholders, the Directors of Class 2 shall be elected for a term of three (3) years and, after the expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. The initial Directors of Class 3 shall serve until the first (1st) annual meeting of shareholders. At the first (1st) annual meeting of shareholders, the Directors of Class 3 shall be elected for a term of three (3) years and, after the expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. Each Director shall serve until his/her successor shall have been elected and shall qualify, even though his/her term of office as herein provided has otherwise expired, except in the event of his/her earlier resignation, removal or disqualification.

         Section 207.  Vacancies.  Vacancies in the Board of Directors,
         ------------  ----------
including vacancies resulting from an increase in the number of Directors due to an amendment of these Bylaws, may be filled by the remaining members of the Board, even though less than a quorum. Any Director elected to fill a vacancy in the Board of Directors shall become a member of the same class of Directors in which the vacancy existed; provided, however, if the vacancy results from an increase in the number of directors, a majority of the members of the Board shall designate such directorship as belonging to Class 1, Class 2, or Class 3 so as to maintain the three (3) classes of Directors as nearly equal in number as possible. Each Director so elected shall be a Director until his or her successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto.

         Section 208.  Compensation of Directors.  No Director shall be entitled
         ------------  --------------------------
to any salary as such; but the Board of Directors may fix, from time to time, a reasonable annual fee for acting as a Director and a reasonable fee to be paid each Director for his/her services in attending meetings of the Board and meetings of committees appointed by the Board. The Corporation may reimburse Directors for expenses related to their duties as members of the Board.

         Section 209.  Regular Meetings.  Regular meetings of the Board of
         ------------  -----------------
Directors shall be held on such day, at such hour, and at such place, consistent with applicable law, as the Board shall from time to time designate or as may be designated in any notice from the Secretary calling the meeting. The Board of Directors shall meet for reorganization at the first regular meeting following the annual meeting of shareholders at which the Directors are elected. Notice need not be given of regular meetings of the Board of Directors which are held at the time and place designated by the Board of Directors. If a regular meeting is not to be held at the time and place designated by the Board of Directors, notice of such meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the Chairman, the Vice Chairman, the Chief Executive Officer, the President or the Secretary to each member of the Board at least twenty-four (24) hours before the time of the meeting.

         Except as otherwise provided in the Certificate of Incorporation, a majority of the members of the Board of Directors shall constitute a quorum for the transaction of business. If at the time fixed for the meeting, including the meeting to organize the new Board following the annual meeting of shareholders, a quorum is not present, the Directors in attendance may adjourn the meeting from time to time until a quorum is obtained.

         Except as otherwise provided in these Bylaws or the Certificate of Incorporation, a majority of those Directors present and voting at any meeting of the Board of Directors shall decide each matter considered. A Director cannot vote by proxy, or otherwise act by proxy, at a meeting of the Board of Directors.

         A majority of the directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Notice of any adjourned meeting of the Board of Directors need not be given to any director whether or not present at the time of the adjournment. Any business may be transacted at any adjourned meeting that might have been transacted at the meeting as originally called.

         Section 210.  Special Meetings.  Special meetings of the Board of
         ------------  -----------------
Directors may be called by the Chairman, the Vice Chairman, the Chief Executive Officer, the President or at the request of three (3) or more members of the Board of Directors. A special meeting of the Board of Directors shall be deemed to be any meeting other than the regular meeting of the Board of Directors. Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat, shall be given and such meeting shall be held with not less than twenty-four (24) hours' notice to each Director, which notice shall be given on a best efforts basis by those calling the meeting.

         Section 211.  Reports and Records.  The reports of Officers and
         ------------  --------------------
Committees and the records of the proceedings of all Committees shall be filed with the Secretary of the Corporation and presented to the Board of Directors, if practicable, at its next regular meeting. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose. When a Director shall request it, the vote of each Director upon a particular question shall be recorded in the minutes.

ARTICLE III.  COMMITTEES.
- ------------  -----------

         Section 301.  Committees.  The following Committees of the Board of
         ------------  -----------
Directors shall be established by the Board of Directors in addition to any other Committee the Board of Directors may in its discretion establish:
Executive Committee, Audit Committee, Investment Committee and Personnel and Compensation Committee.

         Section 302.  Executive Committee.  The Executive Committee shall
         ------------  --------------------
consist of the Chairman, the Vice Chairman, the President and seven other Directors elected by the Board of Directors. The Executive Committee shall be chaired by the Chairman and, in his/her absence, the Vice Chairman. A majority of the members of the Executive Committee shall constitute a quorum, and actions of a majority of those present at a meeting at which a quorum is present shall be actions of the Committee. Meetings of the Committee may be called at any time by the Chairman or Secretary of the Committee, and shall be called whenever two
(2) or more members of the Committee so request in writing. The Executive Committee shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation between the dates of regular meetings of the Board.

         Section 303.  Audit Committee.
         ------------  ----------------

                (a) There shall be a standing committee of the Corporation known as the Audit Committee, appointed annually by the Board of Directors. Each member of this Committee shall serve until his successor is appointed. The Committee shall consist of not less than four (4) members of the Board of Directors, each of whom is independent of management of the Corporation, one of whom shall be appointed Chairman. The duties of this Committee shall be to review the systems of internal control and the internal and external audit functions so as to ensure the integrity of all financial statements and other audit-related public disclosures.

                (b) The internal auditor shall serve as the principal staff for the Committee. The Committee shall review, evaluate, and discuss the findings and performance of the internal auditor; approve the scope and reporting mechanisms of the annual internal audit program; review, adopt, and ensure appropriate follow-up on all audit reports; and monitor the audit department in complying with its audit program and reporting schedule.

                (c) The Audit Committee, upon its own recommendation and with the approval of the Board of Directors, shall employ a qualified firm of Certified Public Accountants to make an examination and audit of the Corporation at least once a year. The Committee shall annually approve the scope of the external audit engagement after assuring itself that the engagement addresses the applicable requirements of 12 CFR Part 363 and other audit-related regulations; review with the external auditor significant accounting policies and generally accepted accounting principles and their effect on the Corporation; review, evaluate, and discuss the findings and performance of the external auditor; review any reports issued under 12 CFR Part 363 and the basis for these reports; review with management and the external auditor the Corporation's compliance with laws and regulations and their assessments of the adequacy of internal controls; and oversee and evaluate management's effectiveness at implementing policies with respect to internal controls.

                (d) All meetings of the Audit Committee shall be recorded in writing and reported to the Board of Directors at its next meeting for ratification. At the conclusion of each meeting, management may be excused to provide the opportunity for the Committee to discuss issues privately with the internal auditor and/or the external auditors.

         Section 304.  Investment Committee.  There shall be a standing
         ------------  ---------------------
committee known as the Investment Committee of the Board of Directors appointed annually by the Board of Directors. This Committee shall serve until their successors are appointed and consist of at least three (3) directors, a majority of whom are not active officers of the Corporation and one of whom shall be appointed Chairman of this Committee. The Investment Committee shall be empowered to act with regard to asset and liability management policies of the Corporation, compliance by the Corporation with the requirements of the Securities and Exchange Commission, capital structure, planning and financing for the Corporation and mergers, acquisitions and similar transactions involving the Corporation. All meetings of this Committee shall be recorded in writing and reported to the Board of Directors at its next meeting for ratification.

         Section 305.  Personnel and Compensation Committee.  There shall be a
         ------------  -------------------------------------
standing committee known as the Personnel and Compensation Committee appointed annually by the Board of Directors. Each member shall serve until his successor is appointed and shall consist of at least three (3) members of the Board of Directors, none of whom shall be active officers of the Corporation. This Committee is empowered to set and maintain employment policies and procedures, a performance appraisal system, and to fix compensation levels for all Officers appointed by the Board of Directors. All meetings of this Committee shall be recorded in writing and reported to the Board of Directors at its next meeting for ratification.

         Section 306.  Appointment of Committee Members.  The Board of Directors
         ------------  ---------------------------------
shall elect the members of the Committees and, except as otherwise provided herein, the Chairman and Vice Chairman of each such Committee to serve until the next annual meeting of shareholders. The Board of Directors may appointment, from time to time, other Committees, for such purposes and with such powers as the Board may determine.

         Section 307.  Organization and Proceedings.  Each Committee of the
         ------------  -----------------------------
Board of Directors shall effect its own organization by the appointment of a Secretary and such other Officers, except the Chairman and Vice Chairman, as it may deem necessary. A record of proceedings of all Committees shall be kept by the Secretary of such Committee and filed and presented as provided in Section 211 of these Bylaws.

ARTICLE IV.  OFFICERS.
- -----------  ---------

         Section 401.  Officers.  The Officers of the Corporation shall be a
         ------------  ---------
Chairman, a Chief Executive Officer, a President, one (1) or more Vice Presidents, a Secretary, a Treasurer, and such other Officers and Assistant Officers as the Board of Directors may from time to time deem advisable. Except for the President, Secretary, and Treasurer, the Board may refrain from filling any of the said offices at any time and from time to time. The same individual may hold any two (2) or more offices except both the offices of President and Secretary. The following Officers shall be elected by the Board of Directors at the time, in the manner and for such terms as the Board of Directors from time to time shall determine: Chairman, Chief Executive Officer, President, one or more Vice Presidents, Secretary, and Treasurer. Any Officer may be removed at any time, with or without cause, and regardless of the term for which such Officer was elected, but without prejudice to any contract right of such Officer. Each Officer shall hold his office for the period for which he was elected or appointed by the Board unless he shall resign, becomes disqualified, or be removed at the pleasure of the Board of Directors.

         Section 402.  Chairman and Vice Chairman.  The Board of Directors shall
         ------------  ---------------------------
elect a Chairman at the first regular meeting of the Board following each annual meeting of shareholders at which Directors are elected. The Chairman shall be a member of the Board of Directors, shall be an ex-officio member of all Committees of the Board of Directors except for the Audit Committee, shall preside at the meetings of the Board and perform such other duties as may be prescribed by the Board of Directors. In the absence of the Chairman, a Vice Chairman or, in the absence of both, the Chief Executive Officer or the President shall preside at all such meetings.

         Section 403.  Chief Executive Officer.  The Chairman shall initially be
         ------------  ------------------------
the Chief Executive Officer of the Corporation and thereafter, at such time as the Board of Directors shall determine, the Chief Executive Officer shall be such officer and director as the Board of Directors shall designate from time to time. The Chief Executive Officer shall be responsible for carrying out the policies adopted by the Board of Directors and having all orders and resolutions of the Board of Directors carried into effect, and shall report directly to the Board of Directors. The Chief Executive Officer shall be an ex-officio member of all Committees of the Board of Directors except for the Audit Committee. All Officers and Assistant Officers of the Corporation shall report directly or indirectly to the Chief Executive Officer. The Chief Executive Officer shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other Officer or Agent of the Corporation by the Board of Directors or by the Chief Executive Officer or the President.

         Section 404.  President.  The President shall be a director of the
         ------------  ----------
Corporation and have such powers and perform such duties as may be provided for herein and as may be assigned from time to time by the Board of Directors or the Chief Executive Officer. The President shall be an ex-officio member of all Committees of the Board of Directors except for the Audit Committee. In the event of incapacity, death, resignation or extended absence of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer. The President shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other Officer or Agent of the Corporation by the Board of Directors or by the Chief Executive Officer or the President.

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

         Section 405.  Vice Presidents.  The Vice Presidents shall perform such
         ------------  ----------------
duties, do such acts and be subject to such supervision as may be prescribed by the Board of Directors, the Chief Executive Officer or the President. In the event of the absence or disability of the President or his/her refusal to act, the Vice Presidents, in the order of their rank, and within the same rank in the order of their authority, shall perform the duties and have the powers and authorities of the President, except to the extent inconsistent with applicable law.

         Section 406.  Secretary.  The Secretary shall act under the supervision
         ------------  ----------
of the Chief Executive Officer or such other Officers as the Chief Executive Officer may designate. Unless a designation to the contrary is made at a meeting, the Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all of the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing Committees when required by these Bylaws or otherwise. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors. The Secretary shall keep a seal of the Corporation, and, when authorized by the Board of Directors or the Chief Executive Officer, cause it to be affixed to any documents and instruments requiring it. The Secretary shall perform such other duties as may be prescribed by the Board of Directors, Chief Executive Officer, or such other Supervising Officer as the Chief Executive Officer may designate.

         Section 407.  Treasurer.  The Treasurer shall act under the supervision
         ------------  ----------
of the Chief Executive Officer or such other Officer as the Chief Executive Officer may designate. The Treasurer shall have custody of the Corporation's funds and such other duties as may be prescribed by the Board of Directors, Chief Executive Officer or such other Supervising Officer as the Chief Executive Officer may designate.

         Section 408.  Assistant Officers.  Unless otherwise provided by the
         ------------  -------------------
Board of Directors, each Assistant Officer shall perform such duties as shall be prescribed by the Board of Directors, the Chairman, the Chief Executive Officer, the President or the Officer to whom he/she is an Assistant. In the event of the absence or disability of an Officer or his/her refusal to act, his/her assistant Officer shall, in the order of their rank, and within the same rank in the order of their seniority, have the powers and authorities of such Officer.

         Section 409.  Compensation.  The salaries and compensation of all
         ------------  -------------
Officers and Assistant Officers appointed or elected by the Board of Directors shall be fixed by or in the manner designated by the Board of Directors, and the salaries and compensation of any other Officer shall be fixed by or in the manner designated by the Chief Executive Officer.

         Section 410.  Execution of Instruments; Mechanical Endorsements.
         ------------  --------------------------------------------------
Checks, notes, drafts, other commercial instruments, assignments, guarantees of signatures and contracts (except as otherwise provided herein or by law) shall be executed by the Chairman, the Chief Executive Officer, the President, any Vice President or such officers or employees or agents as the Board of Directors or any of such designated officers may direct. Such designated officers or the Secretary may authorize any endorsement on behalf of the Corporation to be made by such mechanical means or stamps as any of such officers may seem appropriate.

         Section 411.  General Powers.  The Officers are authorized to do and
         ------------  ---------------
perform much corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the direction of the Board of Directors.

ARTICLE V.  INDEMNIFICATION.
- ----------  ----------------

         Section 501.  Mandatory Indemnification.  The Corporation shall, to the
         ------------  --------------------------
full extent permitted by the New York Business Corporation Law, as amended from time to time, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he/she is or was a Director, Officer or Employee of the Corporation or of any of its subsidiaries. Such right of indemnification shall not be deemed exclusive of any other rights to which such person may be entitled apart from the foregoing provisions. Except to the extent otherwise required by law, any repeal or modification of the rights granted pursuant to this Section 501 shall not affect any rights or obligations then existing or thereafter arising with respect to any state of facts then or theretofore existing or thereafter arising or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

         Section 502.  Optional Indemnification.  In all situations in which
         ------------  -------------------------
Indemnification is not mandatory under Section 501 hereof, the Corporation may, to the full extent permitted by the New York Business Corporation Law, as amended from time to time, indemnify all persons whom it is empowered to indemnify pursuant thereto.

         Section 503.  Advancement of Expenses.  Expenses incurred by a person
         ------------  ------------------------
in connection with any action or proceeding as to which indemnification may be given under Sections 501 or 502 of this Article V may be paid by the Corporation in advance of the final disposition of such action or proceeding upon (a) receipt of any undertaking by or on behalf of such person to repay such advancement in the event that such director or officer is ultimately found not to be entitled to indemnification as authorized by this Article V and (b) approval by the Board of Directors acting by a quorum consisting of Directors who are not parties to such action or proceeding or, if such a quorum is not obtainable, then approval by shareholders. To the extent permitted by law, the Board of Directors or, if applicable, the shareholders shall not be required under this Section 503 to find that the person has met the applicable standard of conduct provided by law for indemnification in connection with such action or proceeding.

         Section 504.  Insurance.  The Board of Directors in its discretion
         ------------  ----------
shall have the power to purchase and maintain insurance in accordance with, and subject to, the provisions of Section 726 of the New York Business Corporation Law or any successor provision thereto.

ARTICLE VI.    SHARES OF CAPITAL STOCK.
- -----------    ------------------------

         Section 601.  Authority to Sign Share Certificates.  Every share
         ------------  -------------------------------------
certificate of the Corporation shall be signed by the President and by the Secretary or one of the Assistant Secretaries. Certificates may be signed by a facsimile signature of the President and the Secretary or one of the Assistant Secretaries of the Corporation, provided that the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employees, or that at the time of such facsimile signature the shares of the Corporation are listed on a registered national securities exchange.

         Section 602.  Lost or Destroyed Certificates.  Any person claiming a
         ------------  -------------------------------
share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if such person shall have: (a) requested such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) provided the Corporation with an indemnity agreement satisfactory in form and substance to the Board of Directors, or the President or the Secretary; and (c) satisfied any other reasonable requirements (including providing an affidavit and a surety bond) fixed by the Board of Directors, or the President or the Secretary.

ARTICLE VII.  GENERAL.
- ------------  --------

         Section 701.  Fiscal Year.  The fiscal year of the Corporation shall
         ------------  ------------
begin on the first (1st) day of January in each year and end on the thirty-first
(31st) day of December in each year.

         Section 702.  Record Date.  The Board of Directors may fix anytime
         ------------  ------------
whatsoever (but not more than fifty (50) days nor less than ten (10) days) prior to the date of any meeting of shareholders, or the date for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or will go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meetings, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares.

         Section 703.  Absentee Participation in Meetings.  One (1) or more
         ------------  -----------------------------------
Directors may participate in a meeting of the Board of Directors, or of a Committee of the Board, by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other.

         Section 704.  Emergency Bylaws.  In the event of any emergency
         ------------  -----------------
resulting from a nuclear attack or similar disaster, and during the continuance of such emergency, the following Bylaw provisions shall be in effect, notwithstanding any other provisions of the Bylaws:

          (a) A meeting of the Board of Directors or of any Committee thereof may be called by any Officer or Director upon one (1) hour's notice to all persons entitled to notice whom, in the sole judgment of the notifier, it is feasible to notify;

          (b) The Director or Directors in attendance at the meeting of the Board of Directors or of any Committee thereof shall constitute a quorum; and

          (c) These Bylaws may be amended or repealed, in whole or in part, by a majority vote of the Directors attending any meeting of the Board of Directors, provided such amendment or repeal shall only be effective for the duration of such emergency.

         Section 705.  Severability.  If any provision of these Bylaws is
         ------------  -------------
illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these Bylaws and such other provisions shall continue in full force and effect.

         Section 706.  Voting of Stock Owned by the Corporation.  Powers of
         ------------  -----------------------------------------
attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name or and on behalf of the Corporation by the Chief Executive Officer or, in the absence of the Chief Executive Officer, the President or such other officers or employees or agents as the Board of Directors or any of such designated officers may direct. Any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may from time to time confer like powers upon any other person or persons.

ARTICLE VIII.  AMENDMENT OR REPEAL.
- -------------  --------------------

         Section 801.  Amendment or Repeal by the Board of Directors.  These
         ------------  ----------------------------------------------
Bylaws may be amended or repealed, in whole or in part, by a majority vote of the entire Board of Directors, at any regular or special meeting of the Board duly convened. Notice need not be given of the purpose of the meeting of the Board of Directors at which the amendment or repeal is to be considered.

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

         Section 802.  Recording Amendments and Repeals.  The text of all
         ------------  ---------------------------------
amendments and repeals to these Bylaws shall be attached to the Bylaws with a notation of the date and vote of such amendment or repeal.

                                 Date Amended
  Section Involved               or Repealed                      Approved By
  ----------------               ------------                     -----------
  801                            May 2, 1996               Board of Directors

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